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                                                                   EXHIBIT 10.38


                       LEASE AND PURCHASE OPTION CONTRACT


OWNER/LANDLORD:            Industrial Development Authority of
                           The Town of Chase City, Virginia

OPTIONEE/TENANT:           Star Scientific, Inc.

DATE OF CONTRACT:          March 10, 2000

         THIS LEASE AND PURCHASE OPTION CONTRACT is made this 10th of March, 2000, by and between the INDUSTRIAL DEVELOPMENT AUTHORITY OF THE TOWN OF CHASE CITY, VIRGINIA, a body politic and corporate (hereafter the "IDA") Grantor/Landlord, whose address is 319 Main Street, Chase City, Virginia 23927, and STAR SCIENTIFIC, INC. (hereafter "Star"), Grantee/Tenant, whose address is 16 South Market Street, Petersburg, Virginia 23802;

                                   WITNESSETH:

         That for an in consideration of the mutual covenants of the reciprocal benefits inuring to the parties hereunder, and in consideration of the reciprocal duties hereby imposed upon the parties, and for other good and valuable consideration, IDA hereby leases, the real property described in the attachment hereto and identified as "Exhibit A" (hereafter the "Property"), and Star hereby leases the Property from IDA, said lease being made upon the following terms and conditions.

         1. LEASE TERM: The term of the lease shall be for a period of one hundred twenty (120) months commencing on the first day of May, 2000, and ending at midnight on the 30th day of April, 2010, unless the lease term is shortened by Star's exercise of its purchase option.

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         2. RENT: The monthly rent due from Star to IDA during the term of this lease shall be ELEVEN THOUSAND ONE HUNDRED TWENTY-THREE & 63/100 ($11,123.63) DOLLARS, the first of which monthly installments shall be due on the first day of May, 2000, with a like installment to be due and payable on the first day of each month thereafter, to and including April 1, 2010.

         3. USE OF THE PREMISES: The parties hereby acknowledge that the premises shall be used for activities related to the processing of tobacco, production of Lamina and other products, and fabrication of mobile units for farm use. Star shall make no illegal use of the premises nor permit the same to be done by any agent, employee or assign.

         4. EXPENSES BORNE BY STAR: Throughout the term of this lease, and throughout any renewal or extension hereof, Star shall pay in full all costs arising from any of the following:

                  a. Insurance of all types on the premises, including hazard and property insurance, and liability insurance on the premises to indemnify the IDA in an amount of at least $1,000,000.00. IDA shall be shown as a named insured on the policy and furnished with evidence of insurance upon request. Insurance on the premises shall be maintained in an amount not less than ONE MILLION FOUR HUNDRED THOUSAND & NO/100 ($1,400,000.00) DOLLARS, or the maximum insurable amount. Star shall endeavor to obtain cancellation notification provisions

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                  requiring the insurer to afford a minimum of sixty (60) days notice of any proposed cancellation.

                  b. All taxes assessed, levied, and imposed upon the personal property located on the premises and any business licenses, merchants capital or business operation taxes arising because of business activities thereon.

                  c. All real estate taxes, both town and county, assessed levied, or imposed upon the real estate which taxes shall be paid on or before the due date. Taxes for the initial and final year shall be prorated with Star paying a proportionate share representing the number of months during which the lease existed in said years.

                  d. Star hereby agrees that during the term of this lease or any renewal, it shall be responsible exclusively for all maintenance of the premises, including both the interior and exterior of the premises, and the demised real property surrounding the premises, and including (although not exclusively) exterior painting, glass, roof, heating and cooling, air conditioning, driveways, parking areas and any maintenance or repairs necessary to be made to maintain the premises.

         5. ASSIGNMENT OR SUBLEASE PROHIBITED: Star shall not assign this lease or sublet any portion of the premises, without the prior written consent of IDA, which consent shall not be unreasonably withheld. Any such assignment or

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subletting without written consent shall be void at the option of IDA, and shall constitute a cause for termination by IDA.

         6. ENTRY AND INSPECTIONS: Prior to occupying the premises, Star shall be permitted to inspect the premises and the personal property leased hereby to determine the condition of the premises and property. Any exception taken by Star as to the conditions found shall be noted in writing and acknowledge by the IDA; otherwise Star shall accept the premises and property on an "as is" basis.

         During this lease Star shall permit IDA or IDA's agent to enter upon the premises at reasonable times and upon reasonable notice for the purpose of inspection the same, and will permit IDA at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual "for lease" or "for sale" signs permitting persons desiring to lease or purchase the premises to inspect the same.

         7. INDEMNIFICATION: Star shall hold harmless IDA from and against any and all claims for personal injury and/or property damage arising out of resulting from, or incident to its entry upon, and/or its use or occupancy of the leased premises.

         This is a covenant of first payment and defense, not merely of indemnity. If a claim for personal injury and/or property damage is asserted against IDA by any person or legal entity alleged to have arisen out of Star's entry upon the leased premises or to have arising out of, to have resulted from or to have occurred as an incident of its use and/or occupancy of the premises, then, upon written notification from IDA, Star shall immediately and without further demand enter upon the affirmative defense of any such claim and shall pay promptly, to the complete indemnification and exoneration of IDA,

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all fees, costs and expenses (including attorney's fees) that might be, or become, due incident to any such claim (to include negotiated settlements or compromises or any awards or judgments as a result of arbitration or judicial proceeding) to the end that IDA shall have no exposure and shall suffer no damage or expense incident thereto.

         8. UTILITIES: Star agrees that Star shall be responsible for all utilities, including water, gas, electricity, heat and other services delivered to the premises.

         9. TRADE FIXTURES: Any and all improvements made to the premises during the term hereof shall belong to IDA, except trade fixtures of Star. Star may upon termination hereof remove all trade fixtures owned by Star, provided however the premises shall be restored to the original condition by Star, reasonable wear and tear excepted, and Star shall make repair to or pay for all repairs necessary for damage to the premises occasioned by removal of the trade fixtures.

         10. CONDEMNATION: If any part of the premises shall be taken or condemned for public use, and a part thereof remains which is susceptible of occupation hereunder, the lease shall as to the part taken terminate as of the date the condemnor acquires possession and thereafter Star shall be required to pay such proportion of the rent of the remaining term as the value of the premises remaining bears to the total value to the premises, and its permitted use for the original purpose of this lease, at the date of condemnation. Provided, however, IDA may at its option, terminate this lease as of the date the condemnor acquires possession. In the event that the demised premises are condemned in whole, or that such portion is condemned that the remainder is not

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susceptible for use hereunder, this lease shall terminate upon the date upon the condemnor acquires possession.

         In the event IDA receives notification of condemnation proceedings against the premises, IDA shall immediately notify Star and allow Star the election of invoking its purchase agreement contained hereinafter, and in the event Star exercises its option IDA shall defer to Star all decisions pertaining to settlement with the condemning authority. In the event Star fails to elect its purchase option, the parties hereto agree that any amount received by IDA from the condemning authority shall be deducted from the purchase price of the property as provided hereinafter in Section 17, if and when said purchase is elected by Star.

         Star shall be permitted to be a party to the condemnation proceeding in light of the option held by Star for the purchase of the property. No settlement of account with the condemning authority shall be permitted by IDA without the agreement of Star or assignment of Star's respective right to seek its own remedy against the condemnor.

         11. DESTRUCTION OF THE PREMISES: In the event of a partial destruction of the premises during the term hereof, from any cause, IDA shall forthwith repair the same provided that such repairs can be made within sixty (60) days under the existing governmental laws and regulations. If such repairs cannot be made, IDA at its option may make the same within a reasonable time, the lease continuing in effect with the rent proportionately abated as aforesaid and in the event IDA shall not elect to make such repairs the lease may be terminated at the option of either party.

         12. DEFAULT PROVISIONS: If default is made in the payment of rent or failure to complete the purchase of the property following election of the option,

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IDA shall give notification to Star at the address specified herein stating the reasons for default and IDA's intention to seek a remedy. Should the breach or default not be corrected, including all rents paid and/or closing held, within thirty (30) days of the receipt of such notice IDA shall have the right to re-enter without further demand or notice and at IDA's option, terminate the lease and with it the option for the purchase of the property or rights of Star under any other option. It is provided however nothing contained herein shall prevent IDA from enforcing, by an action for specific performance of its rights against Star.

         13. MEMORANDUM OF LEASE AND OPTION: The parties agree that they shall execute a Memorandum of Lease and Purchase Option which may be recorded by either party in the Circuit Court of Mecklenburg County, all costs of such recordation to be borne by Star even if IDA opts for such recordation.

         14. OPTION TO PURCHASE: So long as Star is not in substantial default of its performance of any term of this lease, Star shall have the option to purchase the Property for the purchase price hereinafter set forth, upon the terms and conditions specified in the provisions hereinafter stated.

         15. PURCHASE PRICE: The purchase price for the property shall be the sum of the following:

                  a. The balance due on a note or notes secured by a credit line deed of trust dated March 10, 2000, securing unto Community National Bank repayment of debt in the original principal sum not to exceed FIVE HUNDRED THOUSAND & NO/100 ($500,000.00) DOLLARS; PLUS,

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                  b. The balance due on a note or notes secured by a deed of trust dated July 24, 1998, securing unto Lake County Development Corporation repayment of a debt in the original principal sum of $250,000.00; PLUS,

                  c. The balance due on a note or notes securing unto IDA, repayment of a debt in the original principal sum of $200,000.00; PLUS,

                  d. The sum of FIFTY THOUSAND & NO/100 ($50,000.00) DOLLARS.

         Star may exercise its option to purchase at any time during the term of this lease by paying the balance then due on each of said three notes, plus paying to IDA an additional FIFTY THOUSAND & NO/100 ($50,000.00) DOLLARS. Upon receipt of such payments, IDA shall deliver title to the premises to Star by SPECIAL WARRANTY Deed. Should Star make all rental payments due hereunder, and then elect to exercise its option to purchase, IDA shall, after receipt of the last of said monthly rental payments, and upon receipt of the sum of FIFTY THOUSAND & NO/100 ($50,000.00) DOLLARS, deliver title to the premises to Star by Special Warranty Deed.

         16. EXPIRATION OF STAR'S PURCHAES OPTION: If star is in compliance with the terms and conditions hereof, it shall have the right to exercise its purchase option at any time during the term of the lease. However, Star's purchase option shall, if not duly exercised on or before April 30, 2010, automatically terminate and expire on May 1, 2010.

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         17. EXERCISE OF PURCHASE OPTION: Star's purchase option must be exercised by Star in writing, by mailing via certified mail/return receipt, or by hand-delivery to IDA, of written notice of Star's exercise of its purchase option. To be effective, such written notice must be received by IDA on or before April 30, 2000. Such written notice shall state the date of closing, which date shall be a maximum of sixty (60) days from the date said written notice is received by IDA.

         18. CLOSING COSTS: If Star exercises its purchase option, IDA shall pay the cost of preparation of a Special Warranty deed, grantor's tax assessed upon recordation of the deed, and any attorney's fee incurred by IDA at its election. Star shall pay all other costs incurred as an incident of closing.

         19. RETURN OF PREMISES: Should Star not exercise its purchase option, then upon termination of this lease the Property and personal property shall be returned to IDA in the condition which existed upon commencement of this lease, reasonable wear and tear excepted. Star shall have the right to replace personal property.

         20. REQUIREMENT FOR NOTICES: Any notice required hereunder shall be deemed effective if mailed by the mailing party to the other party via certified mail, return receipt requested, to the addresses provided for each party herein, or to such other address as either party may designate in writing from time to time. Hand-delivered notices shall also be effective, but the notifying party shall bear the burden of proof of delivery.

         21. BINDING EFFECT: This agreement shall be binding upon the parties hereto and upon any successor or assign of either party hereto. The terms hereof may be amended only by written document signed by the duly authorized officers or

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agents of either party, and no modification or amendment hereof shall have any force or effect unless in writing and duly signed.

         22. SEVERABILITY: The parts and provisions of this contract are severable. If any part or provision shall be held invalid by a court of competent jurisdiction, the remainder of this contract shall remain in effect.

         23. SUCCESSORS IN TITLE: The parties covenant and agree that all terms and conditions hereof shall be binding upon the parties, their heirs, assigns, devisees, executors, administrators and other successors in title.

         24. WRITTEN MODIFICATION REQUIRED: This contract supersedes and replaces any agreement or understanding, whether oral or written, heretofore entered into between the parties, and no amendment hereto shall be binding unless made in writing and duly executed on behalf of both parties hereto.

         25. EXECUTION IN DUPLICATE ORIGINAL AND COUNTERPARTS: This Contract is made in duplicate on the day, month and year aforesaid, and each copy hereof bearing original signatures shall be deemed an original. In addition, this lease may be executed in counterparts, so that the execution of one original by a party and another original by the other party shall together constitute one fully binding original.

         26. RESCISSION OF PRIOR LEASE: Upon execution hereof on behalf of both parties, the terms and conditions hereof shall become effective, and in addition all terms and conditions of the Lease and Option agreement between the parties,

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dated May 29, 1998, shall automatically terminate and be superceded by the terms and conditions hereof.

         27. AUTHORITY TO SIGN: This Contract is executed on behalf of each party pursuant to action duly taken to authorize the undersigned individuals to execute this contract on behalf of his or her principal. Either party shall be the right to require written evidence of such authority from the other party.

         WITNESS the following signatures and seals:



INDUSTRIAL DEVELOPMENT                               STAR SCIENTIFIC, INC.
AUTHORITY OF THE TOWN
OF CHASE CITY, VIRGINIA



BY:                                                  BY:
   ---------------------------                          --------------------
      Charles L. Duckworth                               Authorized Officer
      Chairman



Attest:



------------------------------
Charley Ramsey, Secretary

STATE OF VIRGINIA
COUNTY/CITY OF ____________to wit:

         The foregoing instrument was acknowledged before me this ____day of March, 2000, on behalf of the Industrial Development Authority Chase City, Virginia, by Charles L. Duckworth, its Chairman, whose signature was attested by Charley Ramsey, its secretary.

                                  ----------------------------------
                                  Notary Public

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My commission expires:_______________
STATE OF VIRGINIA
COUNTY/CITY OF ________________. to-wit:

         The foregoing instrument was acknowledged before me this _____day of March, 2000, by James A. McNulty, CFO of Star Scientific, Inc., on behalf of said corporation.

                                                 ------------------------------
                                                 Notary Public

My commission expires:
                      -----------------

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